Exhibit 99.1

iAnthus Reports Fiscal Fourth Quarter and Full Year 2022 Financial Results

NEW YORK, NY and TORONTO, ON – March 29, 2023 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the fourth quarter and year-ended December 31, 2022. The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes its audited consolidated financial statements for the year-ended December 31, 2022 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, the Company’s SEDAR profile at www.sedar.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

2022 Financial Highlights

•	Revenue of $163.2 million, down 19.6% from the prior year.

•	Gross profit of $74.4 million, down 32.0% from the prior year.

•	Gross margin of 45.6%, reflecting a decrease of 8.3% from the prior year.

•	Net loss of $449.4 million, or a loss of $0.13 per share, compared to a loss of $77.5 million, or a loss of $0.45 per share, in the prior year.

•

Adjusted EBITDA(7) of $4.0 million, down from $36.2 million from the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this news release to GAAP are included below.

Q4 2022 Financial Highlights

•	Revenue of $37.6 million, down 21.3% from the same quarter in the prior year.

•	Gross profit of $16.1 million, down 28.3% from the same quarter in the prior year.

•	Gross margin of 42.8%, reflecting a decrease of 4.2% from the same quarter in the prior year.

•	Net loss of $43.7 million, or a loss of $0.01 per share, compared to a net loss of $26.9 million, or a loss of $0.16 per share, in the same quarter in the prior year.

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Adjusted EBITDA(7) loss of $1.0 million, down from $40.3 million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this news release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except share and per share amounts (unaudited)	2022	2021 (Revised)	Q4 2022	Q4 2021 (Revised)
Revenues, net of discounts	$163,213	$203,018	$37,571	$47,722
Gross profit	74,432	109,528	16,092	22,439
Gross margin	45.6%	53.9%	42.8%	47.0%
Net loss	(449,391)	(77,490)	(43,732)	(26,947)
Net loss per share	(0.13)	(0.45)	(0.01)	(0.16)

Table 2: Reconciliation of Net Income to Adjusted EBITDA
in thousands of US$	2022	2021 (Revised)	Q4 2022	Q4 2021 (Revised)
Net loss	$(449,391)	$(77,490)	$(43,732)	$(26,947)
Depreciation and amortization	31,390	31,040	6,602	7,774
Interest expense, net	18,572	23,098	3,514	5,953
Income tax expense (recovery)	10,691	21,736	(3,900)	2,471

EBITDA (Non-GAAP) (7)	$(388,738)	$(1,616)	$(37,516)	$(10,749)
Adjustments
Impairment loss	30,551	7,367	30,551	5,544
(Recoveries), write-downs and other charges, net	(846)	47	82	(139)
Inventory reserve	—	1,902	—	1,902
Accretion expense	3,590	9,057	1,029	774
Share-based compensation (1)	30,431	6,522	2,938	1,613
Non-monetary gain from MPX NJ acquisition	(10,460)	—	—	—
Loss/(Gain) from change in fair value of financial instruments	422	(285)	48	(275)
Debt obligation fees (2)	804	1,677	—	422
Non-recurring charges (3)	22,989	12,752	2,441	7,347
Change in accounting estimate (4)	—	2,903	—	—
Loss on debt extinguishment (5)	316,577	—	—	—
Other Income (6)	(1,279)	—	(562)	—

Total Adjustments	$392,779	$41,942	$36,527	$17,188

Adjusted EBITDA (Non-GAAP)	$4,041	$40,326	$(989)	$6,439

(1)

2022 reflects $28.6 million of share-based compensation expense related to the graded vesting from the restricted stock units (“RSUs”) and stock options granted as a result of the consummation of the Company’s recapitalization transaction (the “Recapitalization Transaction”) as further discussed in the Annual Report.

(2)

Reflects accrued interest on the exit fee associated owed to the holders of the Company’s 13.0% senior secured convertible debentures. As the Recapitalization Transaction closed on June 24, 2022, the Company will no longer incur debt obligation fees relating to such debentures.

(3)

Includes one-time, non-recurring costs related to the Company’s Recapitalization Transaction, strategic review process, ongoing legal disputes, severance and other non-recurring costs associated with having become a U.S. reporting company.

(4)

In January 2021, the Company completed an assessment of the yield per gram that is used as an input to value the Company’s inventory. The timing of this review was based on a combination of factors accumulating over time that provided the Company with updated information to make better estimates when valuing its inventory. These factors included enhanced data gathering of crop production and inventory yield information. This change in accounting estimate was effective as of January 1, 2021.

(5)	One-time loss of $316.6 million on debt extinguishment related to closing of the Recapitalization Transaction.
(6)	2022 reflects $0.2 million Employee Retention Tax Credits, accounts payable write-offs of $0.5 million and a one-time refund of community host fees of $0.4 million.
(7)	See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, and litigation costs related to ongoing legal proceedings.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Annual Report filed with the SEC. When used in this news release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this news release.